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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report dated March 8, 1996, on the Precisionaire, Inc. financial statements, included as an exhibit, and to all references to our firm included in or made a part of this registration statement.



                                           /s/ ARTHUR ANDERSEN LLP
                                           ----------------------------------
                                               Arthur Andersen LLP

Tampa, Florida,
  September 11, 1997